Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Navistar International Corporation of our report dated March 13, 2008 relating to the financial statements of Monaco Coach Corporation, which appears in the Current Report on Form 8-K/A of Navistar International Corporation dated August 19, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Portland, Oregon
October 20, 2009